UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 28, 2008

CLEARWIRE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-34196 (Commission File Number)	56-2408571 (I.R.S. Employer Identification No.)
4400 Carillon Point, Kirkland, WA 98033
(Address of Principal Executive Offices) (Zip Code)
(425) 216-7600
(Registrant’s Telephone Number, Including Area Code)
Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.	Completion of Acquisition or Disposition of Assets.
     On November 28, 2008, Clearwire Corporation (f/k/a New Clearwire Corporation) (the “Company”) consummated the transactions (the “Transactions”) contemplated by the Transaction Agreement and Plan of Merger, dated as of May 7, 2008, as amended on November 21, 2008 (the “Transaction Agreement”), with Sprint Nextel Corporation, a Kansas corporation (“Sprint”), Intel Corporation, a Delaware corporation (“Intel”), Google Inc., a Delaware corporation (“Google”), Comcast Corporation, a Pennsylvania corporation (“Comcast”), Time Warner Cable Inc., a Delaware corporation (“Time Warner Cable”), and Bright House Networks, LLC, a Delaware limited liability company (“Bright House” and, together with Intel, Google, Comcast and Time Warner Cable, the “Investors”).
     Upon consummation of the Transactions, the Company received (i) from Sprint, a contribution of spectrum and certain other assets associated with the development and operations of Sprint’s WiMAX business in exchange for non-voting equity interests in Clearwire Communications, LLC, a direct, wholly-owned subsidiary of the Company (“Clearwire Communications”), and $37,000 in cash as consideration for 370 million shares of Class B Common Stock of the Company; (ii) from the Investors other than Google, an aggregate of $2.7 billion in cash as consideration for non-voting equity interests in Clearwire Communications and 135 million shares of Class B Common Stock of the Company; and (iii) from Google, $500 million in cash as consideration for 25 million shares of Class A Common Stock of the Company. The number of shares of Class B Common Stock of the Company and non-voting equity interests of Clearwire Communications is subject to post-closing adjustment as set forth in the Transaction Agreement. A copy of the Transaction Agreement was previously filed as Exhibit 2.1 to the Company’s Registration Statement on Form S-4, originally filed on August 22, 2008.
     Upon consummation of the Transactions, the Company and Clearwire Communications also entered into several commercial agreements with Sprint and certain of the Investors relating to, among other things, access rights to towers that Sprint owns or leases, resales by Clearwire Communications and certain Investors of bundled second generation and third generation wireless communications, resales by Sprint and certain Investors of Clearwire Communications’ fourth generation wireless communications (“4G”) services, most favored reseller status with respect to economic and non-economic terms of certain service agreements, collective development of new 4G services, creation of desktop and mobile applications on the Company’s network, the embedding of WiMAX chips into various of the Company’s network devices and the development of Internet services and protocols.

ITEM 7.01.	Regulation FD Disclosure
     On November 28, 2008, the Company issued a press release announcing the closing of the transactions described above. A copy of the Company’s press release is attached as Exhibit 99.1 to this Form 8-K.

ITEM 9.01.	Financial Statements and Exhibits
(d) Exhibits
99.1	Press Release dated November 28, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLEARWIRE CORPORATION

Dated: November 28, 2008

	By:	/s/ Broady R. Hodder

Broady R. Hodder
Senior Vice President and General Counsel

     EXHIBIT INDEX
99.1	Press Release dated November 28, 2008